Exhibit 99.1

Certain Information with Respect to the Company that has Not Previously Been Reported to the Public

The inclusion of the information presented below should not be viewed as a determination that such information is material. As used herein, unless otherwise indicated or the context requires, the terms the “Company,” “Extended Stay,” “Extended Stay America,” “we,” “our” and “us” refer to Extended Stay America, Inc., ESH Hospitality, Inc. and their respective subsidiaries considered as a single enterprise.

Forward-Looking Statements

Certain statements herein are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Statements about our beliefs and expectations and statements containing the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained herein, including factors disclosed under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our combined annual report on Form 10-K for the year ended December 31, 2013 and combined quarterly report on Form 10-Q for the three months ended March 31, 2014. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Prospective Financial Information

Other than providing annual guidance, the Company does not as a matter of course make public projections as to future revenue, earnings or other results. However, the Company’s management has prepared the prospective financial information set forth below to present the expected results for the quarter ending June 30, 2014. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is forward looking and actual results may differ materially. Readers of this prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Expected Results

Our second quarter will end on June 30, 2014 and, accordingly, our results for the quarter are not yet complete. Based on available information to date and expected results for the remainder of the quarter ending June 30, 2014, the Company anticipates revenue to be in the range of $317 million to $322 million, representing an increase of approximately 8% to 10% compared to the quarter ended June 30, 2013. The Company anticipates higher than normal utility, property insurance claims expense and repair and maintenance expense in the second quarter due to factors similar to those that affected the first quarter of 2014. Adjusted EBITDA is anticipated to be in the range of $150 million to $155 million, representing an increase of approximately 10% to 14% compared to the quarter ended June 30, 2013.

Our third quarter is anticipated to benefit from seasonally higher revenues and the stabilization of our newly renovated properties, as well as corresponding higher property operating margins on the stabilized properties. Our fourth quarter revenue is also anticipated to benefit from the stabilization of our renovated properties. In addition, revenue for the fourth quarter is expected to be positively impacted relative to the prior year period, which was impacted by displacement from the 92-hotel renovation project that began during the fourth quarter of 2013.

Based on available information to date and expected results for the remainder of the year ending December 31, 2014, the Company continues to expect revenues to be in the range of approximately $1,212 million to $1,246 million, representing an increase of approximately 7% to 10% compared to 2013, and Adjusted EBITDA to be in the range of approximately $570 million to $600 million, representing an increase of approximately 10% to 16% compared to 2013.

The data presented above is not a comprehensive statement of our financial results for the periods presented and our actual results may differ materially from these estimates as a result of the financial results during the remainder of the second quarter and fiscal year, each of which remain subject to external factors, completion of our financial closing procedures and other business developments that may arise between now and the time these periods are finalized. We have provided ranges for the expectations described above because the second quarter and fiscal year are not yet complete and remain subject to our financial closing procedures once complete. We expect that our final results upon the completion of the second quarter and fiscal year will be within the ranges described above. The data presented above has not been audited or reviewed by our independent registered public accounting firm, Deloitte & Touche LLP. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The revenue and Adjusted EBITDA ranges set forth above are forward looking and actual results may differ materially. These ranges should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical audited and unaudited consolidated and combined financial statements and related notes and other financial information included in our combined annual report on Form 10-K for the year ended December 31, 2013 and in our combined quarterly report on Form 10-Q for the three months ended March 31, 2014 incorporated by reference in this prospectus.

ESH REIT Term Loan

On June 9, 2014, ESH REIT announced the pricing of a new $375.0 million term credit facility (the “ESH REIT term loan”). Consummation of the ESH REIT term loan is subject to the execution of definitive documentation and customary closing conditions. ESH REIT has capacity to increase the size of the facility, subject to various conditions (including maximum consolidated pro forma leverage ratio of 5.25x) and new investor demand. The ESH REIT term loan will be issued to investors at a price equal to 99.5% of the principal amount thereof.

Borrowings under the ESH REIT term loan will bear interest at a rate equal to an adjusted LIBOR rate (subject to a floor of 0.75%) or a base rate determined by reference to the highest of (1) the prime lending rate, (2) the overnight federal funds rate plus 0.5% or (3) the one-month adjusted LIBOR rate (subject to a floor of 0.75%) plus 1.0%, plus an applicable margin of 3.25% for base rate loans and 4.25% for LIBOR loans.

The net proceeds from the ESH REIT term loan will primarily be used to retire $365 million of existing mezzanine debt that has a weighted average interest rate of 9.4%. The Company anticipates annual interest savings of approximately $16 million on the refinanced mezzanine debt.

ESH REIT will have the option to voluntarily repay outstanding loans at any time upon three business days’ prior written notice (for LIBOR loans) or same-day notice (for base rate loans). In addition to customary “breakage” costs with respect to LIBOR loans, (a) loans prepaid prior to the first anniversary of the closing date shall be subject to a make whole premium equal to the sum of the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of all interest that would accrue on the portion of the loans being prepaid from such date to and including the first anniversary of the closing date and an amount equal to 2.00% of the aggregate principal amount of the loans prepaid; (b) loans prepaid after the first anniversary of the closing date but on or prior to the date that is 18 months after the closing date may be repaid at 102.0% of the principal amount repaid; and (c) loans prepaid after the date that is 18 months after the closing date but on or prior to the second anniversary of the closing date may be repaid at 101.0% of the principal amount repaid, in each case in addition to accrued and unpaid interest.

There will be no scheduled amortization under the ESH REIT term loan. The principal amount outstanding will be due and payable in full at maturity, five years from the closing date of the facility provided, however, the facility may be extended with the consent of the extending lenders.

ESH REIT’s obligations under the ESH REIT term loan will be guaranteed by certain of its existing and future direct and indirect domestic subsidiaries (with certain exceptions, including certain entities that may not provide guarantees pursuant to the 2012 Mortgage Loan). The ESH REIT term loan will be secured by a first-priority security interest in substantially all of the assets of ESH REIT and the guarantors under the facility on a pari passu basis with ESH REIT’s revolving credit facility (with certain exceptions, including certain entities that may not be pledged of pursuant to the 2012 Mortgage Loan) subject to an intercreditor agreement that, among other things, provides for priority in favor of ESH REIT’s revolving credit facility under certain circumstances.

The ESH REIT term loan will contain a number of covenants that, among other things and subject to certain exceptions, restrict ESH REIT’s ability and the ability of its subsidiaries to: incur additional indebtedness; pay dividends and make other restricted payments; engage in transactions with ESH REIT’s affiliates; sell all or substantially all of their assets; merge; create liens; make investments; enter into certain burdensome agreements; enter into sale and leaseback transactions; make certain amendments to the existing mortgage loan and cash management documents; and restrict the abilities of subsidiaries to make restricted payments.

During a Trigger Event, an Adjusted Trigger Event (each as defined in the ESH REIT revolving credit facility), a Default or an Event of Default, ESH REIT will be restricted from making cash dividends (subject to certain exceptions to be agreed).

The ESH REIT term loan will also contain certain customary affirmative covenants and events of default.